                                                                   Exhibit 10.16

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of _______, 2002 is entered into by and between [____________] ("Employee") and Expedia, Inc., a Washington corporation (the "Company").

          WHEREAS, Employee is currently serving as [____________] of the Company;

          WHEREAS, USA Networks, Inc. ("USAi"), the Company, Taipei, Inc., and Microsoft Corporation have entered into an Agreement and Plan of Recapitalization and Merger dated as of July 15, 2001 as amended August 21, 2001 (the "Transaction Agreement"), which contemplates the merger of the Company with and into Taipei, Inc. to be effective as of the Effective Time (as defined in the Transaction Agreement);

          WHEREAS, the Board of Directors of the Company (the "Board") desires to provide for the employment of Employee from and after the date upon which the Effective Time occurs (the "Effective Date"), and Employee is willing to commit himself to serve the Company and its subsidiaries and affiliates, on the terms and conditions herein provided;

          WHEREAS, the Company and USAi are parties to a term sheet dated as of July 15, 2001 as amended August 22, 2001 (the "Term Sheet"), that contemplates the execution between the parties hereto prior to the Effective Time of a long-form employment agreement consistent with the terms thereof.

          WHEREAS, in order to effect the foregoing, the Company and Employee wish to enter into an employment agreement on the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and the Company have agreed and do hereby agree as follows:

1A.  EMPLOYMENT. The Company agrees to continue to employ Employee as
     ----------
[____________] of the Company, commencing upon the Effective Date, and Employee accepts and agrees to such employment. During Employee's employment with the Company, Employee shall perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Employee's position and shall render such services on the terms set forth herein. During Employee's employment with the Company, Employee shall report to the Company's [____________], or such person(s) as from time to time may be designated by the Company (the "Reporting Officer"). Employee shall have such powers and duties with respect to the Company as may reasonably be assigned to Employee by the Reporting Officer, to the extent consistent with Employee's position and status. Employee agrees to devote all of Employee's working time, attention and efforts to the Company and to perform the duties of Employee's position in accordance with the Company's policies as in effect from time to time. Employee's principal place of employment shall be the Company's offices located in the Seattle, Washington metropolitan area. (A)

________________
(A) Except for Simon Breakwell whose agreement shall provide for London, UK metropolitan area.

2A.  TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence upon
     -----------------
the Effective Date and shall continue for a period of three years, unless sooner terminated in accordance with the provisions of Section 1 of the Standard Terms and Conditions attached hereto. Effective as of the date hereof, this Agreement shall replace and supercede the Term Sheet, and the Term Sheet shall be of no further force and effect. Upon the termination of the Transaction Agreement, this Agreement and the Term Sheet shall terminate and shall be void ab initio and of no force and effect.

3A.  COMPENSATION.
     ------------

     (a) BASE SALARY. During the Term, the Company shall pay Employee an annual
         -----------
base salary of $[ ] (the "Base Salary"), payable in equal biweekly installments or in accordance with the Company's payroll practice as in effect from time to time. Unless otherwise agreed by the Company and USAi, the Base Salary shall be subject to review and increase at the discretion of the Company's Chief Executive Officer, any such increase to be approved by the Compensation Committee of the Board (the "Compensation Committee"). For all purposes under this Agreement, the term "Base Salary" shall refer to Base Salary as in effect from time to time.

     (b) DISCRETIONARY BONUS. During the Term, Employee shall be eligible to
         -------------------
receive discretionary annual bonuses.

     (c) EQUITY AWARDS. In consideration of Employee's entering into this
         -------------
Agreement and as an inducement to continue in the employ of the Company, Employee shall be eligible for stock option grants after August 2, 2001; provided that such grants shall not accelerate and vest upon a termination of Employee's employment without Cause (as defined in the Standard Terms and Conditions) or a resignation of the Employee for Good Reason (as defined in the Standard Terms and Conditions).

     (d) BENEFITS. From the Effective Date through the date of termination of
         --------
Employee's employment with the Company for any reason, except as specifically provided herein, Employee shall be entitled to participate in any welfare, health, life insurance, pension benefit and incentive plans, programs, policies, and practices as may be adopted from time to time by the Company on the same basis as that provided to similarly situated executives of the Company. Without limiting the generality of the foregoing, Employee shall be entitled to the following benefits:

         (i) Reimbursement for Business Expenses. During the Term, the Company
             -----------------------------------
shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in performing Employee's duties for the Company, on the same basis as similarly situated executives of the Company and in accordance with the Company's policies as in effect from time to time.

          (ii) Vacation. During the Term, Employee shall be entitled to a number
               --------
of weeks of paid vacation per year equal to those provided to similarly situated executives of the Company, in accordance with the plans, policies, programs and practices of the Company applicable to similarly situated executives of the Company generally.

4A.  NOTICES. All notices and other communications under this Agreement shall be
     -------
in writing and shall be given by first-class mail, certified or registered with return receipt requested or hand delivery acknowledged in writing by the recipient personally, and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery, as applicable, to the respective persons named below:

     If to USAi:             USA Networks, Inc.
                             152 West 57th Street
                             New York, New York 10019


                             Attention: General Counsel


                             With a copy to:
                             Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, New York 10019


                             Attention: Michael S. Katzke, Esq.



     If to the Company:      Expedia, Inc.
                             13810 SE Eastgate Way
                             Suite 400
                             Bellevue, Washington 98005

                             Attention: General Counsel

                             With a copy to

                             Shearman & Sterling
                             555 California Street
                             20th Floor
                             San Francisco, CA 94104

                             Attention: Peter D. Lyons, Esq.


     If to Employee:         At the most recent address of Employee
                             on record at the Company



Either party may change such party's address for notices by notice duly given pursuant hereto.

5A.  GOVERNING LAW; JURISDICTION. This Agreement and the legal relations thus
     ---------------------------
created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Washington, without reference to the principles of conflicts of laws. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined solely before an appropriate federal court in Washington or, if not maintainable therein, then in an appropriate Washington state court. The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts.

6A.  COUNTERPARTS. This Agreement may be executed in several counterparts, each
     ------------
of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Employee expressly understands and acknowledges that the Standard Terms and Conditions attached hereto are incorporated herein by reference, deemed a part of this Agreement and are binding and enforceable provisions of this Agreement. References to "this Agreement" or the use of the term "hereof" shall refer to this Agreement and the Standard Terms and Conditions attached hereto, taken as a whole.

7A.  TERMINATION OF PRIOR AGREEMENTS. This Agreement constitutes the entire
     -------------------------------
agreement between the parties, and as of the Effective Date, terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement, including, without limitation, The Expedia Incorporated Employee Agreement that was executed by Employee upon commencement of his employment, and, as of the date hereof, this Agreement shall replace and supercede the Term Sheet. Employee acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, the Employee has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement. Employee hereby represents and warrants that by entering into this Agreement, Employee will not rescind or otherwise breach any agreement or other legal obligation with any other person or entity.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Employee has executed
and delivered this Agreement on [     ].

                                            EXPEDIA, INC.



                                            ____________________________________
                                            By:
                                            Title:


                                            [        ]


                                            ____________________________________

                          STANDARD TERMS AND CONDITIONS
                          -----------------------------

1.   TERMINATION OF EMPLOYEE'S EMPLOYMENT.
     ------------------------------------

     (a) DEATH. In the event Employee's employment hereunder is terminated by
         -----
reason of Employee's death, the Company shall pay Employee's designated beneficiary or beneficiaries, within 30 days of Employee's death in a lump sum in cash, Employee's Base Salary from the date of Employee's death through the end of the month in which Employee's death occurs and any Accrued Obligations (as defined in paragraph 1(f) below). In addition, Employee's beneficiary or beneficiaries shall be entitled to amounts that are vested benefits or that Employee is otherwise entitled to receive under any plan of, or any other contract or agreement with, the Company at Employee's death in accordance with the terms of such plan, contract or agreement, as such terms may be amended from time to time.

     (b) DISABILITY. If, as a result of Employee's incapacity due to physical or
         ----------
mental illness ("Disability"), Employee shall have been absent from the full-time performance of Employee's duties with the Company for a period of four consecutive months and, within 30 days after written notice is provided to Employee by the Company (in accordance with Section 4A hereof), Employee shall not have returned to the full-time performance of Employee's duties, Employee's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Employee is absent from the full-time performance of Employee's duties with the Company due to Disability, the Company shall continue to pay Employee's Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company. Upon termination of Employee's employment due to Disability, the Company shall pay Employee within 30 days of such termination
(i) Employee's Base Salary from the date of Employee's termination of employment due to Disability through the end of the month in which such termination of employment occurs in a lump sum in cash, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company with respect to such month; and (ii) any Accrued Obligations (as defined in paragraph 1(f) below). In addition, Employee or Employee's beneficiary or beneficiaries shall be entitled to amounts that are vested benefits or that Employee is otherwise entitled to receive under any plan of, or any other contract or agreement with, the Company at Employee's termination of employment due to Disability in accordance with the terms of such plan, contract or agreement, as such terms may be amended from time to time.

     (c) TERMINATION FOR CAUSE; RESIGNATION BY EMPLOYEE WITHOUT GOOD REASON. The
         ------------------------------------------------------------------
Company may terminate Employee's employment under this Agreement for Cause at any time prior to the expiration of the Term, and Employee may resign from employment under this Agreement without Good Reason at any time prior to the expiration of the Term. As used herein, "Cause" shall mean: (i) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by Employee; (ii) a material breach by Employee of a fiduciary duty owed to the Company; (iii) a material breach by Employee of any of the covenants made by Employee in Section 2 below; or (iv) the willful or gross neglect by Employee of the material duties required by this Agreement that is not cured by Employee within 30 days after Employee is provided with written notice thereof. As used herein, "Good Reason" shall mean the occurrence of any of the following without Employee's prior written consent, other than in connection with the termination of the Employee's employment for Cause: (i) a material adverse change in Employee's title, duties or reporting responsibilities from those in effect on the Effective Date, (ii) a reduction in Employee's Base Salary or target bonus percentage as in effect from time to time, except that a reduction in target bonus level percentage pursuant to an across-the-board reduction applicable to executives of the Company generally as set by the Company's Compensation Committee shall not constitute Good Reason under this Agreement, or (iii) a relocation of Employee's principal place of business more than 25 miles from the Seattle, Washington metropolitan area.(A) In the event of Employee's termination for Cause or resignation without Good Reason, this Agreement shall terminate without further obligation by the Company, except for the payment of any Accrued Obligations (as defined in paragraph 1(f) below).

     (d) TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE;
         ---------------------------------------------------------------------
RESIGNATION BY EMPLOYEE FOR GOOD REASON. If Employee's employment is terminated
---------------------------------------
by the Company for any reason other than Employee's death or Disability or for Cause, or if Employee resigns for Good Reason, then (i) the Company shall pay Employee the Base Salary from the date of termination of Employee's employment through the end of the scheduled Term (the "Severance Period") pursuant to the Company's normal payroll practices; (ii) commencing at the end of the fiscal year in which Employee's date of termination of employment occurs and at the end of each full fiscal year during the Severance Period, the Company shall pay to Employee an amount equal to Employee's target bonus (expressed as a percentage of Base Salary) for the fiscal year in which the date of termination occurs, based on the deemed achievement of any individual performance goal formulas and actual achievement of corporate performance goal formulas, with respect to the fiscal year in which payment is made, at such time and in such manner as the Company otherwise pays its annual bonuses to similarly situated executives of the Company; (iii) during the Severance Period, the Company shall continue to provide benefits to Employee that would have been provided to Employee in accordance with the plans, programs, practices and policies in which Employee participated as of the date of termination if Employee's employment had not been terminated or, in the case where any or all of the employee benefit plans are discontinued or no longer applicable to similarly situated executives of the Company and its subsidiaries, as in effect generally at any time thereafter with respect to similarly situated executives of the Company and its subsidiaries, provided, however, that, if Employee becomes re-employed with another employer and is eligible to receive such benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan, and such other benefits shall not be provided by the Company, during such applicable period of eligibility; (iv) the Company shall pay Employee within 30 days of the date of such termination in a lump sum in cash any Accrued Obligations (as defined in Section 1(f) below). In addition, Employee shall automatically and immediately vest in all of his then-outstanding Company equity-based compensation awards and options granted on or prior to August 2, 2001 or any attendant warrants granted in respect thereof pursuant to Section 8.12 of

____________________
(A) London, UK metropolitan area for Simon Breakwell.

the Transaction Agreement. The payment to Employee of the severance benefits described in this Section 1(d) shall be subject to Employee's execution and non-revocation of a general release of the Company and its affiliates in a form substantially similar to that used for similarly situated executives of the Company and its subsidiaries, a copy of the form of which is attached as Exhibit A.

     (e) MITIGATION; OFFSET. In the event of termination of Employee's
         ------------------
employment prior to the end of the Term, in no event shall Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable under this Section 1. If Employee obtains other employment during the Severance Period, the amount of any payment or benefit provided for under this Section 1 which has been paid to Employee shall be refunded to the Company by Employee in an amount equal to any compensation earned by Employee as a result of employment with or services provided to another employer during the Severance Period, and all future amounts payable by the Company to Employee during the Severance Period shall be offset by the amount earned by Employee from another employer. For purposes of this Section 1(e), Employee shall have an obligation to inform promptly the Company regarding Employee's employment status during the Severance Period.

     (f) ACCRUED OBLIGATIONS. As used in this Agreement, "Accrued Obligations"
         -------------------
shall mean the sum of (i) any portion of Employee's accrued but unpaid Base Salary through the date of death or termination of employment for any reason, as the case may be; and (ii) any compensation previously earned but deferred by Employee (together with any interest or earnings thereon) that has not yet been paid.

2.   CONFIDENTIAL INFORMATION; NON-SOLICITATION; AND PROPRIETARY RIGHTS.
     ------------------------------------------------------------------

     (a) CONFIDENTIALITY. During the Term and at all times thereafter, Employee
         ---------------
shall not disclose to anyone outside the Company nor use for any purpose other than in Employee's work for the Company: (a) any confidential or proprietary information or trade secrets of the Company or its affiliates; or (b) any information that the Company or its affiliates have received from others that they are obligated to treat as confidential or proprietary. Employee shall not disclose confidential or proprietary information or trade secrets to other employees of the Company or its affiliates except on a "need-to-know" basis, and Employee shall not disclose third party confidential or proprietary information except as permitted by any applicable agreement between the Company and the third party. "Confidential or proprietary information or trade secrets" means all data and information in whatever form, tangible or intangible, that is not generally known to the public and that relates to the business, technology, practices, products, marketing, sales, services, finances or legal affairs of the Company or its affiliates or any third party doing business with or providing information to the Company, including, without limitation, information about actual or prospective customers, suppliers and business partners; business, sales, marketing, technical, financial and legal plans, proposals and projections; concepts, techniques, processes, methods, systems, designs, programs, code, formulas, research, experimental work and work in progress. As used in this Agreement, "affiliates" shall mean any company controlled by, controlling or under common control with the Company. When Employee's employment with the Company ends, Employee shall immediately return to the Company all papers, drawings, notes, manuals, specifications, designs, devices, code, e-mail, documents, diskettes and tapes, and any other material in any form or media containing any confidential or proprietary information or trade secrets, as defined above. Employee shall also return any keys, access cards, credit cards, identification cards and other property and equipment belonging to the Company. All materials, data and information stored on or transmitted using the Company owned or leased property or equipment is the property of the Company and is subject to access by the Company at any time without further notice.

     (b)  NON-COMPETITION. During the Term and for a period of 12 months beyond
          ---------------
Employee's date of termination of employment for any reason (the "Restricted Period"), Employee shall not, directly or indirectly, engage in or become associated with a Competitive Activity. For purposes of this Section 2(b): (i) a "Competitive Activity" means any business or other endeavor, in any county of any state of the United States or a comparable jurisdiction in Canada or any other country, of a kind being conducted by the Company or any of its subsidiaries or those affiliates that are engaged in the provision of travel related services in such jurisdiction as of the Effective Date or at any time thereafter (including, without limitation, general online travel providers such as Travelocity.com Inc., Orbitz and Priceline.com Inc.); and (ii) Employee shall be considered to have become "associated with a Competitive Activity" if Employee becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, Employee may make and retain investments during the Restricted Period, for investment purposes only, in less than five percent (5%) of the outstanding capital stock of any publicly-traded corporation engaged in a Competitive Activity if stock of such corporation is either listed on a national stock exchange or on the NASDAQ National Market System if Employee is not otherwise affiliated with such corporation.

     (c)  NON-SOLICITATION OF EMPLOYEES. During the Restricted Period, Employee
          -----------------------------
shall not, without the prior written consent of the Company, directly or indirectly, or recruit or solicit the employment or services of (whether as an employee, officer, director, agent, consultant or independent contractor), any employee, officer, director, agent, consultant or independent contractor of the Company or any of its subsidiaries or affiliates (except for such employment or hiring by the Company or any of its subsidiaries or affiliates); provided, however that a general solicitation of the public for employment shall not constitute a solicitation hereunder so long as such general solicitation is not designed to target, or does not have the effect of targeting, any employee, officer, director, agent, consultant or independent contractor of the Company or any of its subsidiaries or affiliates.

     (d)  NON-SOLICITATION OF CUSTOMERS. During the Restricted Period, Employee
          -----------------------------
shall not, without the prior written consent of the Company, directly or indirectly, solicit, attempt to do business with, do business with any business partners of, business affiliates of, or providers of online travel inventory to, the Company or any of its subsidiaries or those affiliates of the Company that are engaged in a Competitive Activity, or encourage (regardless of who initiates the contact) any such customers to use the services of any competitor of the Company, any of its subsidiaries or those affiliates that are engaged in a Competitive Activity.

     (e)  PROPRIETARY RIGHTS; ASSIGNMENT. Employee shall make prompt and full
          ------------------------------
disclosure to the Company, will hold in trust for the sole benefit of the Company, and will assign exclusively to the Company all rights, title, and interest in and to any and all inventions, discoveries, designs, developments, improvements, copyrightable material, and trade secrets (collectively herein "Inventions") that Employee solely or jointly may conceive, develop, author, reduce to practice or otherwise produce during his employment with the Company. Employee waives and quitclaims to the Company any and all claims of any nature whatsoever that Employee now or hereafter may have for infringement of any patent application, patent, or other intellectual property right relating to any Inventions so assigned to the Company.

          Employee's obligation to assign shall not apply to any Invention about which Employee can prove all of the following:

          (i)    it was developed entirely on Employee's own time;

          (ii) no equipment, supplies, facility, services, or trade secret information of the Company were used in its development;

          (iii) it does not relate (x) directly to the business of the Company or (y) to the actual or demonstrably anticipated business, research or development of the Company; and

          (iv) it does not result from any work performed by Employee for the Company.

     Employee shall assign to the Company or its designee all rights, title, and interest in and to any and all Inventions full title to which may be required to lie in the United States government by any contract between the Company and the United States government or any of its agencies. In addition to the rights provided to the Company under this paragraph, as to any Invention complying with subsections (i)-(iv) above that results in any product, service or development with potential commercial application. The Company shall be given the right of first refusal to obtain exclusive rights to the Invention and such product, service or development.

     Employee has attached a list describing all Inventions belonging to Employee and made by Employee prior to employment with the Company that Employee wishes to have excluded from this Agreement. If no such list is attached, Employee represents that there are no such Inventions. As to any Invention in which Employee has an interest at any time prior to or during Employee's employment, if Employee uses or incorporates such an Invention in any released or unreleased the Company product, service, program, process, machine, development or work in progress, or if Employee permits the Company to use or incorporate such an Invention, the Company is hereby granted and shall have an exclusive royalty-free, irrevocable, worldwide license to exercise any and all rights with respect to such Invention, including the right to protect, make, have made, use, and sell that Invention without restriction as to the extent of Employee's ownership or interest.

     (f)  COMPLIANCE WITH POLICIES AND PROCEDURES. During the Term, Employee
          ---------------------------------------
shall adhere to the policies and standards of professionalism set forth in the Company's Policies and Procedures as they may exist from time to time.

     (g)  REMEDIES FOR BREACH. Employee expressly agrees and understands that
          -------------------
Employee will notify the Company in writing of any alleged breach of this Agreement by the Company, and the Company will have 30 days from receipt of Employee's notice to cure any such breach.

     Employee expressly agrees and understands that the remedy at law for any breach by Employee of this Section 2 will be inadequate and that damages flowing from such breach are not usually susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon Employee's violation of any provision of this Section 2, in addition to any remedy of law available to the Company, the Company shall be entitled to obtain from any court of competent jurisdiction immediate injunctive relief and obtain a temporary order restraining any threatened or further breach as well as an equitable accounting of all profits or benefits arising out of such violation. Nothing in this
Section 2 shall be deemed to limit the Company's remedies at law or in equity for any breach by Employee of any of the provisions of this Section 2, which may be pursued by or available to the Company.

     The Company expressly agrees and understands that the Company will notify Employee in writing of any alleged breach of this Agreement by Employee, and Employee will have 30 days from receipt of the Company's notice to cure any such breach, if such breach is curable.

     (h)  SURVIVAL OF PROVISIONS. The obligations contained in this Section 2
          ----------------------
shall, to the extent provided in this Section 2, survive the termination or expiration of Employee's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 2 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

3.   TERMINATION OF PRIOR AGREEMENTS. This Agreement constitutes the entire
     -------------------------------
agreement between the parties, and as of the Effective Date, terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties and the Company and USAi with respect to the subject matter of this Agreement, and as of the date hereof replaces and supercedes the Term Sheet. Employee acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, Employee has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement. Employee hereby represents and warrants that by entering into this Agreement, Employee will not rescind or otherwise breach any agreement or other legal obligation with any other person or entity.

4.   ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and none
     ----------------------
of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder; provided that the Company may assign this Agreement to any of its affiliates; provided further that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and all references herein to the "Company" shall refer to such successor.

5.   WITHHOLDING. The Company shall make such deductions and withhold such
     -----------
amounts from each payment and benefit made or provided to Employee hereunder, as may be required from time to time by applicable law, governmental regulation or order.

6.   HEADING REFERENCES. Section headings in this Agreement are included herein
     ------------------
for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. References to "this Agreement" or the use of the term "hereof" shall refer to these Standard Terms and Conditions and the Employment Agreement attached hereto, taken as a whole.

7.   WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of
     --------------------
the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

8.   SEVERABILITY. In the event that a court of competent jurisdiction
     ------------
determines that any portion of this Agreement is in violation of any law or public policy, only the portions of this Agreement that violate such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

9.   INDEMNIFICATION. The Company shall indemnify and hold Employee harmless for
     ---------------
acts and omissions in Employee's capacity as an officer, director or employee of the Company to the maximum extent permitted under applicable law; provided, however, that neither the Company, nor any of its subsidiaries or affiliates shall indemnify Employee for any losses incurred by Employee as a result of acts described in Section 1(c) of this Agreement.

10.  COUNTERPARTS. This Agreement may be executed in several counterparts, each
     ------------
of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Employee expressly understands and acknowledges that the Agreement to which these Standard Terms and Conditions are attached is incorporated herein by reference, deemed a part of these Standard Terms and Conditions and is a binding and enforceable part of these Standard Terms and Conditions. References to "Standard Terms and Conditions" or the use of the term "hereof" shall refer to the Standard Terms and Conditions and the Agreement to which these Standard Terms and Conditions are attached, taken as a whole.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Employee has executed
and delivered this Agreement on [          ].

                                           EXPEDIA, INC.



                                           _____________________________________
                                           By:
                                           Title:


                                           [             ]



                                           _____________________________________

                                    EXHIBIT A

                            FORM OF RELEASE AGREEMENT

         This Release Agreement ("Release") is entered into as of this ______ day of ________, 200_, hereinafter "Execution Date", by and between [Employee Full Name] (hereinafter "Employee"), and Expedia, Inc., its successors and assigns (hereinafter, the Company"). The Employee and the Company are sometimes collectively referred to as the "Parties".

          1. The Employee's employment with the Company is terminated effective [Month, Day, Year] (hereinafter "Termination Date"). The Parties have agreed to avoid and resolve any alleged existing or potential disagreements between them arising out of or connected with the Employee's employment with the Company including the termination thereof. The Company expressly disclaims any wrongdoing or any liability to the Employee.

          2. The Company agrees to provide the Employee the severance benefits provided for in his/her Employment Agreement with the Company, dated as of January __, 2002, after he/she executes this Release [FOR 40+ and does not revoke it as permitted in Section 9 below, the expiration of such revocation period being the "Effective Date")].

          3. Employee represents that he/she has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges relating to her employment with, or resignation from, the Company[; provided, however, that nothing contained in this
               Section 3 shall prohibit you from bringing a claim to challenge the validity of the ADEA Release in Section 9 herein]. Employee agrees to release the Company, its subsidiaries, affiliates, Board of Directors, officers, employees, agents and assigns (collectively, the "Released Parties"), from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that Employee now has or has ever had against the Released Parties, whether known or unknown, arising from or relating to Employee's employment with or discharge from the Company, including but not limited to: wrongful or tortious termination; constructive discharge; implied or express employment contracts and/or estoppel; discrimination and/or retaliation under any federal, state or local statute or regulation, specifically including any claims Employee may have under the Fair Labor Standards Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 as amended, and the Family and Medical Leave Act; the discrimination or other employment laws of the State of Washington; any claims brought under any federal or state statute or regulation for non-payment of wages or other compensation, including stock grants or stock options; and libel, slander, or breach of contract other than the breach of this Release. This Release specifically excludes claims, charges, complaints, causes of action or demand that post-date the Termination Date [or the Effective Date, whichever is later,] and that are based on factual allegations that do not arise from or relate to Employee's present employment with or resignation from the Company.

          4. Employee agrees to keep the fact that this Release exists and the terms of this Release in strict confidence except to his/her immediate family and his/her financial and legal advisors on a need-to-know basis.

          5. Employee acknowledges and affirms that he/she has previously executed an Employment Agreement (attached) dated January __, 2002, and that the terms and conditions of such agreement that survive the employment relationship are not affected by this Release. Employee represents that he/she has returned all property belonging to the Company.

          6. Employee warrants that no promise or inducement has been offered for this Release other than as set forth herein and that this Release is executed without reliance upon any other promises or representations, oral or written. Any modification of this Release must be made in writing and be signed by Employee and the Company.

          7. Employee will direct all employment verification inquires to [HR Rep]. In response to inquiries regarding Employee's employment with the Company, the Company by and through its speaking agent(s) agrees to provide only the following information:
               Employee's date of hire, the date her employment ended and rates of pay.

          8. If any provision of this Release or compliance by Employee or the Company with any provision of the Release constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Release, which provisions will remain binding on both Employee and the Company. This Release is governed by, and construed and interpreted in accordance with the laws of the State of Washington, without regard to principles of conflicts of law. Employee consents to venue and personal jurisdiction in the State of Washington for disputes arising under this Release. This Release represents the entire understanding with the Parties with respect to subject matter herein, no oral representations have been made or relied upon by the Parties.

          9. [FOR EMPLOYEES OVER 40 ONLY -- In further recognition of the above, Employee hereby releases and discharges the Released Parties from any and all claims, actions and causes of action that he/she may have against the Released Parties, as of the date of the execution of this Release, arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and the applicable rules and regulations promulgated thereunder. The Employee acknowledges and understands that ADEA is a federal statute that prohibits discrimination on the basis of age in employment, benefits and benefit plans. Employee specifically agrees and acknowledges that: (A) the release in this

               Section 9 was granted in exchange for the receipt of consideration that exceeds the amount to which he/she would otherwise be entitled to receive upon termination of his/her employment; (B) his/her waiver of rights under this Release is knowing and voluntary as required under the Older Workers Benefit Protection Act; (B) that he/she has read and understands the terms of this Release; (C) he/she has hereby been advised in writing by the Company to consult with an attorney prior to executing this Release; (D) the Company has given him/her a period of up to twenty-one (21) days within which to consider this Release, which period shall be waived by the Employee's voluntary execution prior to the expiration of the twenty-one day period; and (E) following his/her execution of this Release he/she has seven (7) days in which to revoke his/her release as set forth in this Section 9 only and that, if he/she chooses not to so revoke, the Release in this Section 9 shall then become effective and enforceable and the payment listed above shall then be made to his/her in accordance with the terms of this Release. To cancel this Release, Employee understands that he/she must give a written revocation to the General Counsel of the Company at 13810 SE Eastgate Way, Suite 400, Bellevue, Washington 98005, either by hand delivery or certified mail within the seven-day period. If he/she rescinds the Release, it will not become effective or enforceable and he/she will not be entitled to any benefits from the Company.]

          10. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS RELEASE, THAT HE/SHE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS/HER CHOICE, AND THAT HE/SHE SIGNS THIS RELEASE WITH THE INTENT OF RELEASING EXPEDIA AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ANY AND ALL CLAIMS.

ACCEPTED AND AGREED TO:



_________________________________           ____________________________________
Expedia, Inc.                               [Employee Full Name]

Dated:____________________________          Dated:______________________________